UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2025

KLA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-09992	04-2564110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Technology Drive Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 875-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KLAC	The Nasdaq Stock Market, LLC
Indicate by check
The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 3, 2025, KLA Corporation (the “Company”) entered into a Credit Agreement (the “Credit Agreement”), among the Company, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., BofA Securities, Inc., Citibank, N.A. and Wells Fargo Securities, LLC as Joint Lead Arrangers and Joint Bookrunners, J.P. Morgan Securities LLC as Sustainability Structuring Agent, Bank of America, N.A., Citibank, N.A. and Wells Fargo Bank, National Association, as Syndication Agents, Bank of China, Los Angeles Branch, BNP Paribas, DBS Bank LTD., Industrial and Commercial Bank of China Limited, New York Branch, The Bank of Nova Scotia, Truist Bank and U.S. Bank National Association, as Documentation Agents and JPMorgan Chase Bank, N.A., Bank of America, N.A., Citibank, N.A. and Wells Fargo Bank, National Association, as Issuing Banks. The Credit Agreement replaces the credit agreement for the Company’s existing revolving credit facility, dated as of June 8, 2022, by and among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Prior Credit Facility,” and such credit agreement, the “Prior Credit Agreement”). Many of the lenders party to the Prior Credit Agreement are Lenders under the Credit Agreement.

The Credit Agreement provides for an unsecured five-year revolving credit facility in the aggregate principal amount of $1.5 billion, which includes a sublimit for letters of credit of $150.0 million and a sublimit for swingline loans of $15.0 million. Subject to the terms of the Credit Agreement, the revolving loan facility may be increased by an amount of up to $500.0 million in the aggregate. Terms used in this Item 1.01 and not defined herein have the meanings ascribed to them in the Credit Agreement.

The proceeds of the loans under the Credit Agreement may be used by the Company for general corporate purposes of the Company and its subsidiaries, including repaying the Company’s outstanding debt.

The new revolving credit facility expires on July 3, 2030. The Credit Agreement is subject to two one-year extension options, at the request of the Company and with the consent of the lenders. Borrowings under the Credit Agreement are repayable at the Company’s option in whole or part without premium or penalty. Amounts borrowed under the Credit Agreement may be repaid and reborrowed from time to time prior to the maturity date.

Loans under the Credit Agreement can be borrowed as Term SOFR Loans or ABR Loans, at the Company’s option. Each Term SOFR Loan will bear interest at a rate per annum equal to the applicable Term SOFR rate plus a spread ranging from 0.625% to 1.00%, as determined by the Company’s Ratings at such time. Each ABR Loan (including each swingline loan) will bear interest at a rate per annum equal to the Alternate Base Rate plus a 0.00% spread. Interest is payable on the last day of each fiscal quarter with respect to borrowings bearing interest at the Alternate Base Rate, or on the last day of an interest period, but at least every three months, with respect to borrowings bearing interest at Term SOFR. In addition, the Company has agreed to pay a facility fee, based on the Company’s Ratings at such time, that ranges from 0.040% to 0.100% times the actual daily undrawn amount of the facility. The Credit Agreement also contains a sustainability-linked pricing component which provides for interest rate and facility fee reductions or increases by meeting or missing targets related to environmental sustainability, specifically greenhouse gas emissions and renewable energy usage.

The Credit Agreement contains customary representations and warranties by the Company, which include customary materiality, material adverse effect and knowledge qualifiers. The Credit Agreement contains customary affirmative and negative covenants including, among other requirements, negative covenants that restrict the Company’s and its subsidiaries’ ability to create liens and enter into sale and leaseback transactions, and that restrict its subsidiaries’ ability to incur indebtedness. Further, the Credit Agreement contains a financial covenant that requires the maintenance of a maximum leverage ratio.

The Credit Agreement contains events of default that include, among others, non-payment of principal, interest or fees, breach of covenants, inaccuracy of representations and warranties, cross defaults to certain other indebtedness, bankruptcy and insolvency events with respect to the Company and certain of its subsidiaries, material judgments, and events constituting a change of control. If any principal is not paid when due, interest on such amount will accrue at an increased rate. Upon the occurrence and during the continuance of an event of default, the lenders may accelerate the Company’s obligations under the Credit Agreement; however, that acceleration will be automatic in the case of bankruptcy and insolvency events of default involving the Company.

A copy of the Credit Agreement is attached hereto as Exhibit 10.1. The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement.

Item 1.02.	Termination of a Material Definitive Agreement.

On July 3, 2025, in connection with the Company’s entry into the Credit Agreement, the Company terminated all revolving loan commitments under the Prior Credit Facility. On such date, no revolving loans were outstanding under the Prior Credit Facility. Reference is hereby made to the Company’s Form 8-K filed on June 8, 2022 for a description of the terms of the Prior Credit Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description contained under Item 1.01 above is hereby incorporated by reference in its entirety into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated as of July 3, 2025, among KLA Corporation, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA CORPORATION

Date: July 7, 2025	By:	/s/ Bren D. Higgins
	Name:	Bren D. Higgins
	Title:	Executive Vice President and Chief Financial Officer